INVESTMENT BANKING

Boomerang: AVP & Trading Update

Goldman Sachs & Co. LLC

Private and Confidential

May 9, 2024

Goldman Sachs

Analysis at Various Prices

Calendarized to 31-Dec Year End

INVESTMENT BANKING

($ in millions, except per share data)

	Share Price	Current	Offer												
Tasmania Share Price		**$ 3.07**	**$ 4.00**	**$ 4.25**	**$ 4.50**	**$ 4.75**	**$ 5.00**	**$ 5.25**	**$ 5.50**	**$ 5.75**	**$ 6.00**	**$ 6.25**	**$ 6.50**	**$ 6.75**	**$ 7.00**
% Premium / (Discount)[1]															
Current Share Price	$ 3.07	*0 %*	*30 %*	*38 %*	*47 %*	*55 %*	*63 %*	*71 %*	*79 %*	*87 %*	*95 %*	*104 %*	*112 %*	*120 %*	*128 %*
1M VWAP	2.60	*18*	*54*	*64*	*73*	*83*	*93*	*102*	*112*	*121*	*131*	*141*	*150*	*160*	*170*
3M VWAP	2.92	*5*	*37*	*46*	*54*	*63*	*71*	*80*	*88*	*97*	*105*	*114*	*123*	*131*	*140*
6M VWAP	3.52	*(13)*	*13*	*21*	*28*	*35*	*42*	*49*	*56*	*63*	*70*	*77*	*84*	*92*	*99*
52 Week High (5/31/23)	8.24	*(63)*	*(51)*	*(48)*	*(45)*	*(42)*	*(39)*	*(36)*	*(33)*	*(30)*	*(27)*	*(24)*	*(21)*	*(18)*	*(15)*
52 Week Low (5/3/24)	2.25	*36*	*78*	*89*	*100*	*111*	*122*	*133*	*144*	*156*	*167*	*178*	*189*	*200*	*211*
IPO Price	21.00	*(85)*	*(81)*	*(80)*	*(79)*	*(77)*	*(76)*	*(75)*	*(74)*	*(73)*	*(71)*	*(70)*	*(69)*	*(68)*	*(67)*
Median Target Price [2]	3.50	*(12)*	*14*	*21*	*29*	*36*	*43*	*50*	*57*	*64*	*71*	*79*	*86*	*93*	*100*
Capitalization															
Fully Diluted Shares Outstanding		336.6	337.7	338.7	339.6	340.4	341.1	341.7	342.3	342.9	343.3	343.8	344.2	344.6	345.0
Implied Equity Value		**$ 1,033**	**$ 1,351**	**$ 1,439**	**$ 1,528**	**$ 1,617**	**$ 1,705**	**$ 1,794**	**$ 1,883**	**$ 1,971**	**$ 2,060**	**$ 2,149**	**$ 2,237**	**$ 2,326**	**$ 2,415**
(+) Gross Debt		294	294	294	294	294	294	294	294	294	294	294	294	294	294
(-) Cash		(73)	(73)	(73)	(73)	(73)	(73)	(73)	(73)	(73)	(73)	(73)	(73)	(73)	(73)
Implied Enterprise Value		**$ 1,255**	**$ 1,572**	**$ 1,661**	**$ 1,749**	**$ 1,838**	**$ 1,927**	**$ 2,015**	**$ 2,104**	**$ 2,193**	**$ 2,282**	**$ 2,370**	**$ 2,459**	**$ 2,548**	**$ 2,636**

EV / Adj. EBITDA	Metric	Current	Offer	$ 4.25	$ 4.50	$ 4.75	$ 5.00	$ 5.25	$ 5.50	$ 5.75	$ 6.00	$ 6.25	$ 6.50	$ 6.75	$ 7.00	Peer Trading: EPAM	Globant	Endava	Global IT Services[3]
2023A	$ 112	11.2 x	14.1 x	14.9 x	15.7 x	16.5 x	17.2 x	18.0 x	18.8 x	19.6 x	20.4 x	21.2 x	22.0 x	22.8 x	23.6 x	15.4 x	24.0 x	11.7 x	12.8 x
2024E	84	15.0	18.8	19.9	20.9	22.0	23.0	24.1	25.2	26.2	27.3	28.4	29.4	30.5	31.5	16.1	19.9	11.5	11.7
NTM	99	12.6	15.8	16.7	17.6	18.5	19.4	20.3	21.2	22.0	22.9	23.8	24.7	25.6	26.5	15.1	18.8	9.4	11.4
2025E	129	9.7	12.2	12.9	13.6	14.3	15.0	15.6	16.3	17.0	17.7	18.4	19.1	19.8	20.5	13.5	16.5	7.1	11.0

Prior Offers

	Price	Premium to: Undisturbed	52wk High	1yr Fwd Mult.
1st Offer (Mar 2023)	$11.00	55%	(50)%	16.1x
Jun 2023 Offer	$11.85	91%	(31)%	17.0x
Last Offer (Mar 2024)	$4.00	66%	(51)%	18.8x[4]

Source: FactSet, Bloomberg, Company filings; market data and estimates as of 08-May-2024. Note: Lease liabilities have been removed from EV and approximated lease / rental expense removed from EBITDA estimates in accordance with IFRS 16 standards. NTM Lease Liabilities have been calculated using a % of revenue as of Dec-2023. 2023 YE Capitalized R&D expense has been removed from NTM EBITDA. [1] VWAPs, 52 Week Low, 52 Week High as of 08-May-2024. [2] Median Target Price from FactSet as of 08-May-2024. [3] Global IT Services includes ACN, CAP, CTSH, CGI. [4] 2024E Consensus EBITDA

Operational Benchmarking

Forward Revenue Growth and EBITDA Margin | Calendarized to 31-Dec Year End

High Growth Specialized IT Services | Global IT Services

Revenue Growth: 2024 | 2023-2025


(10)%
(2)%
4 %
10 %
2 %
8 %
16 %
18 %
4 %
5 %
1 %
4 %
3 %
3 %
0 %
2 %
thoughtworks
endava
epam
Globant
accenture
Capgemini
CGI
cognizant

EBITDA Margin: 2024 | 2025


8 %
12 %
17 %
21 %
17 %
17 %
20 %
21 %
19 %
19 %
16 %
17 %
20 %
21 %
18 %
18 %
thoughtworks
endava
epam
Globant
accenture
Capgemini
CGI
cognizant

Source: Factset, Market Data as of 08-May-2024.

Goldman Sachs

Valuation Benchmarking

2024 & 2025 EV / EBITDA Multiples | Calendarized to 31-Dec Year End

High Growth Specialized IT Services | Global IT Services

2024 EV / EBITDA



Median: 16.1 x
Median: 11.7 x
15.0 x
19.9 x
16.1 x
11.5 x
15.7 x
12.3 x
11.1 x
9.3 x
thoughtworks
Globant
epam
endava
accenture
CGI
Capgemini
cognizant

2025 EV / EBITDA



Median: 13.5 x
Median: 11.0 x
9.7 x
16.5 x
13.5 x
7.1 x
14.4 x
11.8 x
10.2 x
8.8 x
thoughtworks
Globant
epam
endava
accenture
CGI
Capgemini
cognizant

Source: Factset, Market Data as of 08-May-2024. Note: Lease liabilities have been removed from EV and approximated lease / rental expense removed from EBITDA estimates in accordance with IFRS 16 standards. 2023 YE Capitalized R&D expense has been removed from 2023 and 2024 EBITDA.

Evolution of EBITDA Multiples Over Time

EV / NTM EBITDA Multiple | Last 3 Years, Calendarized to 31-Dec Year End

Average	3Y	2Y	1Y	6M	3M	1M
Thoughtworks	-	12.4 x	10.8 x	10.8 x	10.9 x	10.6 x
High Growth Specialized IT Services	24.3	17.9	16.3	17.6	17.2	15.1
Global IT Services	11.6	11.1	11.4	11.8	12.0	11.4



NTM EV / EBITDA
50 x
45 x
40 x
35 x
30 x
25 x
20 x
15 x
10 x
5 x
0 x
May-2021
Nov-2021
May-2022
Nov-2022
May-2023
Nov-2023
May-2024
15.1 x
12.6 x
11.4 x
Thoughtworks
High Growth Specialized IT Services 1
Global IT Services 2

Source: FactSet, market data as of 08-May-2024. Note: Lease liabilities have been removed from EV and approximated lease / rental expense removed from EBITDA estimates in accordance with IFRS 16 standards. NTM Lease Liabilities have been calculated using a % of revenue as of Dec-2023. 2023 YE Capitalized R&D expense has been removed from NTM EBITDA. [1]Includes: Endava, EPAM, Globant. [2]Includes: Accenture, Capgemini, CGI, Cognizant.

Disclaimer

These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the senior management of the "Company" in connection with its consideration of the matters referred to herein. These materials and Goldman Sachs' presentation relating to these materials (the "Confidential Information") may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. The Confidential Information was not prepared with a view to public disclosure or to conform to any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and Goldman Sachs does not take any responsibility for the use of the Confidential Information by persons other than those set forth above. Notwithstanding anything in this Confidential Information to the contrary, the Company may disclose to any person the US federal income and state income tax treatment and tax structure of any transaction described herein and all materials of any kind (including tax opinions and other tax analyses) that are provided to the Company relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind. The Confidential Information has been prepared by Goldman Sachs Investment Banking and is not a product of Goldman Sachs Global Investment Research.

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